SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   August 31, 2009

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, Tommy G. Thompson resigned as a director of PURE Bioscience.  Governor Thompson’s resignation was not the result of any disagreement with respect to the company’s policies, practices or operations.  Governor Thompson will continue his affiliation with the Company as a member of the newly formed PURE Bioscience Advisory Board. The Board of Directors has expressed its gratitude and appreciation for the service to the Corporation by Governor Thompson.

The registrant has provided Governor Thompson with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto.

Item 9.01.     Financial Statements and Exhibits

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

17.2	Resignation of Tommy G. Thompson dated August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: August 31, 2009

/s/ Michael L. Krall
Michael L. Krall, Chief Executive Officer